UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2007

AEROSONIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11750	74-1668471
State or other jurisdiction of incorporation or organization	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 North Hercules Avenue

Clearwater, Florida 33765

(Address of principal executive offices and Zip Code)

(727) 461-3000

(Registrant’s telephone number, including Area Code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 19, 2007, Aerosonic Corporation (the “Company”) announced that David A. Baldini, Chairman, President and Chief Executive Officer, left the Company. At a meeting of the Board of Directors of the Company held on November 19, 2007, the Board of Directors appointed P. Mark Perkins, Executive Vice President of the Company and a member of the Board of Directors, to succeed Mr. Baldini as Interim President and Chief Executive Officer until Mr. Baldini’s successor is appointed. A copy of the press release is attached hereto as Exhibit 99.1.

Mr. Perkins, age 51, has been a member of the Board of Directors since 1997 and has over 18 years of experience in various segments of the aviation industry, most recently serving as Vice President of Marketing at Gulf Aerospace, Inc. Mr. Perkins joined the Company as Executive Vice President of Sales and Marketing in 1998.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1 Press Release of the Company, dated November 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROSONIC CORPORATION

Dated: November 21, 2007	By: /s/ P. Mark Perkins
P. Mark Perkins
Interim President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press Release of the Company, dated November 19, 2007